                                LEASE AGREEMENT


          THIS LEASE AGREEMENT, made and entered into by and between SHELBY DISTRIBUTION PARK, a Tennessee Joint Venture, hereinafter referred to as "Landlord", and BROCKWAY STANDARD, INC., a Delaware corporation, hereinafter referred to as "Tenant";

                             W I T N E S S E T H :

     1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay said rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and Leases to Tenant, and Tenant hereby accepts and Leases from Landlord certain Premises situated within the County of Shelby, State of Tennessee, located on real property known as 4651 Hickory Hill Road, Memphis, Tennessee 38141, said leased space being more particularly described on floorplan attached hereto on Exhibit "A" and incorporated herein by reference, and consisting of approximately 75,000 (but not less than 70,000) square feet of industrial space suitable for Tenant's proposed usage, together with continuous driveway access to public roads, walkways, hallways, sidewalks, parking as shown on site plan attached hereto as Exhibit "F" and incorporated herein by reference for Tenant's proposed usage and all common areas adjacent to or serving said leased space or the building in which said leased space is located and all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to said premises and together with any other improvements serving said premises (said leased space, said common areas and the above-referenced improvements hereinafter referred to as the "Premises"). The Premises are located on real estate legally described on Exhibit "A" (the "Real Estate").

          TO HAVE AND TO HOLD the same for a term commencing on the earlier of:
(i) December, 1 1996; or (ii) the date Tenant occupies the Premises for Tenant's use herein, ("Commencement Date") and ending November, 30, 2006 ("Termination Date"). Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of and when possession was taken. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. For the purposes hereof a lease year shall be a calendar year concluding December 31 and a partial lease year shall be from the Commencement Date until December 31 or January 1 until the Termination Date.

     2.   BASE RENT.

          Tenant agrees to pay to Landlord rent for the Premises, in advance, without demand, deduction or set off, for months one (1) through sixty (60) hereof at the rate of Twenty-One Thousand Seven Hundred and Fifty and No/100 Dollars ($21,750.00) per month, and for the months sixty-one (61) through one hundred twenty (120) hereof base rent at the rate of Twenty-Two Thousand Three Hundred Seventy-Five and No/100 Dollars ($22,375.00). One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated. The foregoing notwithstanding, Tenant shall be entitled to occupy and use the Premises free of base rent for the first three (3) full months of the term of this Lease.

     3. USE. The Premises shall be used only for offices and for the purpose of manufacturing, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be related thereto. Tenant shall have the right to park trucks, trailers and other vehicles in the parking areas serving the Premises at all times during all terms of this Lease. All outside garbage containers shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Otherwise, outside storage shall be prohibited without Landlord's consent. Landlord shall at its own cost obtain a certificate of occupancy for Tenant's use of the Premises, and Tenant shall at its own cost and expense obtain any and all other licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances caused by Tenant in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any unreasonable quantities of smoke, dust, gas, noise or vibrations or odors to emanate from the Premises, nor take any other action which would constitute a nuisance or would unreasonably disturb or endanger other tenants of the building in which the Premises are situated or unreasonably interfere with the use of their respective premises. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall abide by the rules and regulations attached hereto as Exhibit "C" as reasonably amended from time to time by Landlord after reasonable written notice of such charge is delivered to Tenant.

     4.   TAXES.

          A. Landlord agrees to pay before they become delinquent Tenant's proportionate share (as defined in 4(B) below) of all taxes, assessments (except that Tenant shall not be liable for payment of any assessment which Landlord has specifically requested from the applicable municipality in order to obtain certain capital improvements to Landlord's real property) and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building; provided, however, that, in the event of any assessment for which Tenant has responsibility Landlord shall elect (or be deemed to have elected) the longest legally-permissible term of payment thereof, and Tenant shall only be responsible for such installments of any assessment coming due with the term of this Lease. Landlord agrees to timely request in writing from the taxing authority a separate property tax billing covering only the Premises; but, if the taxing authority declines or is unable to provide a separate billing, Landlord agrees to determine an equitable formula for prorating joint property tax billings among Tenant and all other tenants affected by such joint billing, such formula to be designed in a manner which does not tax Tenant for more than Tenant's fair share of any improvements or other features of the property included in any such joint property tax billing. Tenant agrees to reimburse Landlord upon demand for such taxes directly related to the Premises. If in any real estate tax year during the term hereof or any renewal or extension, taxes are levied and/or assessed against the building and the grounds, parking areas, driveways and alleys around the building during such tax year, Tenant shall pay to Landlord as additional rental the amount of such taxes. In the event Tenant's proportionate share (as defined below) of such taxes is not paid within thirty (30) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest at the then-current prime rate from the date of such invoice until payment by Tenant.

          B. In the event the Premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord, as additional rental, the amount of Tenant's "proportionate share" of the taxes referred to in Paragraph A above. Tenant's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the square footage contained in the Premises and the denominator of which is the total leasable square footage contained in the development of which the Premises are a part.

          C. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

          D. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's "proportionate share" (as defined in subparagraph 4(B) above) of the cost of such consultant up to but not to exceed Tenant's proportionate share of any savings brought about by such consultant in the lease year in which such services are billed.

          E. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.


     5. LANDLORD'S REPAIRS. Landlord shall at its expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in which the Premises are located and all underground or other utility lines serving the Premises in good and usable condition and repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or authorized invitees, or caused by Tenant's default hereunder (incurred after notice as hereinafter required). Landlord shall repair and pay for any damage caused by negligence of Landlord or Landlord's employees, agents or invitees, or caused by Landlord's default. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Tenant shall promptly give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. During the making of such repairs, Landlord shall take all reasonable steps not to interfere with Tenant's operations in the Premises.

     6.   TENANT'S REPAIRS.

          A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, downspouts, gutters, the heating, ventilating and air-conditioning systems of the Premises, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris directly related to the Premises. As provided in
Section 6(D) below, Landlord shall pay, but Tenant shall reimburse Landlord for Tenant's proportionate share of the costs of regular mowing of any grass, trimming, utilities relating to common areas, weed removal and general landscape maintenance, keeping and repairing the parking areas, driveways and alleys, management fees (provided that management fees shall in no event exceed four percent (4%) of Landlord's rental income from the project in which the Premises are located in any lease year), security, common area utilities, and maintenance (except as noted in Paragraph 5), said expenses in the aggregate being referred to as "Operating Costs." Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty.

          B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or authorized invitees.

          C. In the event the Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord agrees that at no time during any term of this Lease shall there be less than the parking spaces shown on Exhibit "F" hereofavailable for use by Tenant, its employees, agents, contractors and guests. Landlord shall use reasonable efforts in good faith to enforce Tenant's parking rights against any third parties.

          D. Landlord reserves the right to perform the paving repair (but not replacement) and landscape maintenance, exterior painting and common sewage line plumbing and any other work, the cost of which are hereby called Operating Costs and which would otherwise be Tenant's obligations under subparagraph (A) above, and Tenant shall, in lieu of the obligations set forth under subparagraph (A) above with respect to such items, be liable for its proportionate share, in the use of a multiple tenancy building, (as defined in subparagraph 4(B) above) of the Operating Cost and provided that if Tenant or any particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent; provided, however, that Tenant shall have no obligation to pay any cost related to such obstruction or stoppage unless Tenant has received at least three(3) business days written notice and opportunity to begin diligently to pursue the cure thereof (or to demonstrate that such obstruction or stoppage has not been caused by Tenant) and provided that in an emergency situation the foregoing provision shall not be deemed to prevent Landlord from promptly causing such obstruction or blockage to repaired. Thereafter Tenant shall pay to Landlord monthly 1/12 of an amount of money equal to Tenant's proportionate share of Operating Costs for the preceding lease year. If actual Operating Costs for the preceding year exceed the amount of estimated Operating Costs paid monthly by Tenant, as stated above, then on or before sixty
(60) days following the annual reconciliation of expenses by Landlord (which reconciliation will be provided on Tenant's request) and the billing of such expenses, Tenant shall pay such excess amount to Landlord. If the amount of estimated Operating Costs paid monthly by the Tenant, as stated above, exceed actual Operating Costs, then on or before sixty (60) days following the annual reconciliation of expenses by Landlord, Landlord shall pay such excess amount to Tenant or credit said amount against future base rent next payable under this Lease.

          E. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved, in writing, by Landlord. The service contract must include all services reasonably suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.


          7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, such consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All additional improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall remove all alterations, additional, improvements and partitions erected by Tenant and restore the Premises to their original condition, reasonable wear and tear excepted, by the date of termination of this Lease or upon earlier vacating of the Premises; provided, all improvements and partitions erected at Landlord's expense shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered upon to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises; upon any such removal Tenant shall restore the Premises to their original condition, reasonable wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Premises.


     8. SIGNS. Tenant shall, within ninety (90) days of the Commencement Date, install a sign upon the premises in accordance with Exhibit "D" attached hereto. Landlord's approval of all sign designs is required prior to sign manufacture and installation. Such signs shall be subject to any applicable governmental laws, ordinances, and regulations. Tenant shall remove all such signs by the Termination Date of this Lease. Sign installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal.


     9. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is three (3) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises for lease by Landlord.


     10. UTILITIES. Landlord agrees to provide at its cost water, electricity and telephone service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.


     11. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent and all other charges herein specified and for compliance with all of its other obligations under the terms, provisions of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.


     12.  FIRE AND CASUALTY DAMAGE.

          A. Landlord agrees to maintain standard fire and extended coverage insurance covering the buildings of which the Premises are a part in an amount not less than 90% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in any Replacement Cost Endorsement, insuring against the perils of Fire, Lightning and Extended Coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 12(C), 12(D) and 12(E) below, such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant agrees to pay to Landlord, as additional rental, the amount of such insurance costs (or in the event the Premises constitute a portion of a multiple occupancy building, Tenant's full proportionate share (as defined in subparagraph 4(B) above) of such costs). Said payments shall be made to Landlord within ten (10) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this subparagraph (A) with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this Lease bears to a full year.

          B. If any substantial part of the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give prompt written notice thereof to Landlord.

          C. If the building situated upon the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in

Landlord's reasonable estimation, be completed within one hundred twenty (120) days after the date upon which Landlord is notified in writing by Tenant of such damage, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.


          D. If the building situated upon the Premises should be damaged by any peril which rebuilding or repairs can, in Landlord's reasonable estimation, be completed within one hundred twenty (120) days after the date upon which Landlord is notified in writing by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon diligently and in good faith proceed to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced by a fraction, the numerator of which is the number of untenantable square feet and the denominator of which is equal to the total amount of square feet of the Premises. In the event that Landlord should fail to complete such repairs and rebuilding within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations hereunder shall cease and terminate.


          E. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.



          13. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, directly resulting from and/or caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person authorized by Tenant to enter upon the Premises. The Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees shall be held safe and harmless from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except (i) injury to persons or damage to property the cause of which is the negligence or misconduct of Landlord or its agents, servants or employees or of any other person authorized by Landlord or (ii) injury or damage resulting from the failure of Landlord to maintain or repair any part of the Premises which Landlord is obligated to repair and maintain hereunder or any part of the building in which the Premises are located or the land upon which the said building is located within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall not be liable to Landlord or Landlord's employees or agents for any injury to person or damage to property resulting from and/or caused in part or whole by the negligence or misconduct of Landlord, its agents or employees. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (I) ownership, maintenance or use of that part of the Premises solely leased by the Tenant; (ii) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $1,00,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Certified copies of such policies or certificates thereof shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof or certificates thereof shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

     14.  CONDEMNATION.

          A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises, in the judgment of Landlord, for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

          B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced by a fraction, the numerator of which is the number of untenantable square feet and the denominator of which is equal to the total amount of square footage of the Premises.

          C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. However, all compensation awarded for any such taking of all or part of the building in which the Premises is located and the land thereunder shall be the property of Landlord.

          Landlord hereby warrants to Tenant that Landlord has received no written or oral notice of any proposed condemnation affecting the building in which the Premises are located or any road access thereto.

          15. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than sixty (60) days advance written notice, or by Tenant at any time upon not less than sixty (60) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to 150% of the rent in effect on the Termination Date, computed on a daily basis for each day of the hold-over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed as Landlord's consent for Tenant to hold over.

          16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

     17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

          (A) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes or operating costs hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days following Tenant's receipt of written notice that such payment was due and unpaid.

          (B) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (C) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

          (D) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

          (E) Tenant shall desert or vacate any substantial portion of the Premises.

          (F) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 17), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

     18. REMEDIES. Upon the occurrence of any of such events of default described in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

          (A) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by reasonable force if necessary, without being liable for prosecution or any claim of damages therefor and Tenant agrees to pay to Landlord within thirty (30) days following Tenant's receipt of written demand the amount of all direct loss and damage which Landlord actually suffers by reason of such termination, whether through inability to relet the Premises on reasonably satisfactory terms or otherwise.

          (B) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by reasonable force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

          (C) Enter upon the Premises, by reasonable force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord within thirty (30) days following Tenant's receipt of written demand for any reasonable expenses which Landlord actually incurs in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten(10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     Landlord hereby agrees to use commercially reasonable efforts in good faith to mitigate any such loss and damage suffered by Landlord.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless so deemed by applicable law or unless Landlord so notified Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by either party in its obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for either party to employ or consult with an attorney concerning or to enforce or defend any of its rights or remedies hereunder, the prevailing party in any such legal action shall be entitled to receive from the other party any reasonable attorney's fees so incurred by the prevailing party.


     19.  DELETED.


     20. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, elects to have this Lease and the interest of Tenant hereunder superior to any interest or right of such mortgagee, trustee, or holder, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents in form and substance reasonably acceptable to Tenant which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.


     21. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument, or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted a loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.


     22. ENVIRONMENTAL. For the purpose of this paragraph the following terms shall be defined as follows:

          (A) "Environmental Law" as used in this Lease shall mean any federal, state or local statutory law, rule, or regulation or case law pertaining to health or protection of the environment , or environmental pollution by Hazardous Materials (as hereinafter defined) , including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as codified at 42 U.S.C. (S)(S)9601 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, as codified at 42 U.S.C.
(S)(S)6901 et seq.; and the Superfund Amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. '' U9671, et seq.

          (B) "Hazardous Materials" as used in this Lease shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, petroleum, petroleum products, oil, and any and all hazardous or extremely hazardous or toxic substances or wastes as those terms are defined by an applicable Environmental Law.

          (C) Tenant shall not, itself, nor permit any of its Permitted Assigns (as defined below), during the term of this Lease, generate, store, treat, release or dispose of any Hazardous Material in, at, on, under, around and/or
                          ------------------
about all or any portion of the Premises in violation of applicable Environmental Law. Without limiting Tenant's covenant in the immediately preceding sentence, Landlord acknowledges that Tenant's intended use of the Premises involves certain Hazardous Materials which involvement shall be consistent with Tenant's permitted use of the Premises. For purposes of this subparagraph 22(c), "Permitted Assigns" shall be any sublessee or any assignee as a result of a sublease or assignment from Tenant to any corporation under common control with Tenant either as a subsidiary or parent.

     At its sole cost and expense, Tenant shall comply with any and all applicable Environmental Laws with respect to the generation, removal, storage and discharge at the Premises by Tenant during the Lease term of any Hazardous Materials, including government-ordered removal of any illegally discharged Hazardous Materials, and shall keep the Premises free of any lien imposed pursuant to such Environmental Laws as a result of Tenant's breach of its covenants in this paragraph 22(c). In the event Tenant fails to do so, and only after Landlord has given notice to Tenant and Tenant has reasonable opportunity to respond and cure said breach, Landlord may (but shall not be obligated to)
(i) declare an event of default under this lease and/or (ii) , to the extent required by applicable Environmental Laws, cause Hazardous Materials discharged at the Premises by Tenant during the Lease term in violation of applicable Environmental Laws to be remediated or removed and the actual and reasonable cost of such remediation or removal shall be paid to Landlord by Tenant immediately on demand; if Tenant fails to pay Landlord immediately upon demand for such remediation or removal costs, such costs shall be deemed additional rent hereunder. Tenant hereby agrees to indemnify, protect and hold Landlord free and harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, third party claims and reasonable attorneys' and experts' fees and disbursements)that Landlord may sustain as a result of or in connection with compliance by Landlord with any applicable Environmental Laws which compliance is necessitated by Tenant's failure to comply with its obligations under this paragraph 22(c).

          (D) If the Landlord has reasonable cause during the term of this Lease and/or at lease termination to believe that Tenant has breached its covenants in paragraph 22(c) hereinabove, and provides Tenant with a detailed description of said cause, then Tenant shall provide, at Landlord's request and sole cost and expense, an inspection or audit ("Inspection") of the Premises by an engineering or consulting firm reasonably acceptable by both parties indicating, to the extent relevant and appropriate, the presence or absence of Hazardous Materials in, at, on, or under all or any portion of the Premises that may have resulted from such alleged breach by Tenant; provided, however, that in no event shall Landlord request Inspections more than once annually during the Lease Term. If Tenant fails to provide any such

Inspection within forty-five (45) days after written notice, then Landlord may order it and Tenant shall grant to Landlord and its employees and agents access to the Premises at all reasonable times to undertake such Inspections. However, Landlord, its agents and employees shall have access to the Premises without notice if, as a result of violation of applicable Environmental Law irreparable harm to the environment, the Premises or persons is imminent. Tenant agrees to notify Landlord in the event that any governmental agency or other entity notifies Tenant that it intends to inspect the Premises pursuant to applicable Environmental Law or that it may not be in compliance with any applicable Environmental Laws.

          (E) Landlord hereby represents and warrants to Tenant that, a) to Landlord's actual knowledge other than specifically listed in that certain Level I Environmental Site Assessment report pertaining to the Real Estate, dated February 8, 1995, prepared for The Guardian Life Insurance Company of America by ATEC Associates, Inc. (the "Environmental Report") the Premises and the Real Estate (for purposes of this paragraph 22(e), the Premises and the Real Estate are collectively referred to as the "Property"), do not on the date of this Lease contain Hazardous Materials, and b) since the date of the Environmental Report Landlord, its agents, employees, associates, contractors and/or affiliates have not introduced, maintained or permitted any Hazardous Materials in, on or about any portion of the Property Landlord covenants and agrees with Tenant that, during the term of this Lease, Landlord will not suffer, permit, introduce or maintain, in, on or about any portion of the Property any Hazardous Materials which reasonably could be expected to, or does, violate any Environmental Law, except as otherwise provided in this Lease (this covenant of Landlord shall not extend to Hazardous Materials introduced during the term of this Lease, at the Premises by Tenant or third parties which are not agents, employees, contractors, invitees, representative or guests of Landlord). Landlord covenants and agrees to indemnify, protect and hold Tenant harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, third party claims and reasonable attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by, asserted or awarded against Tenant and arising from or out of (i) any breach of Landlord's covenants set forth in this paragraph 22(e), or (ii) any Hazardous Materials which exist on, in, under or were or are affecting all or any portion of the Property which are introduced by Landlord or another tenant (other than Tenant) of the Property or third parties (provided, however, this indemnity shall not extend to Hazardous Materials introduced, during the term of this Lease, at the Premises by third parties (which are not agents, employees, contractors, invitees, representatives or guest of Landlord) except for other tenants of the Property), including, without limitation, (x) the costs of removal or remediation of such Hazardous Materials from all or any portion of the Property, (y) additional costs required to take necessary precautions to protect against the release of such Hazardous Materials on, in, under or affecting the Property, into the air or any other public domain or any surrounding area, and (z) with respect to Section 22(e)(ii) only, any related costs incurred to comply, in connection with all or any portion of the Property, with Environmental Laws.


     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

          (A) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow, set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

          (B) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (C) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered only upon actual receipt (or deliberate refusal) thereof through the United States Mail, postage prepaid, Certified or Registered Mail, or by express carrier (FedEx or UPS, with a receipt for delivery obtained) addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:                               TENANT:

SHELBY DISTRIBUTION PARK                BROCKWAY STANDARD, INC.
a Tennessee Joint Venture               Attn:  General Counsel
Attn:  Mr. Mark Whitaker, President     BWAY Corporation
RFS Realty                              8607 Roberts Drive, Suite 250
889 Ridge Lake Blvd., Suite 105         Atlanta, Georgia 30350
Memphis, Tennessee 38120

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United states for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     24.  MISCELLANEOUS.

          A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

          B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. After the completion of Landlord's initial improvements to the Premises, Landlord shall have the right to assign any of its rights and obligations under this Lease, provided the assignee thereupon assumes in writing all of Landlord's obligations hereunder and a copy of such assumption agreement is furnished to Tenant and provided further that Landlord and such assignee shall both be and remain liable to Tenant under the environmental indemnities contained in Section 22(e) of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

          C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

          D. Tenant agrees from time to time within ten (10) business days after written request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. Landlord agrees to execute and deliver to Tenant a similar estoppel certificate within ten (10) business days after Tenant's written request therefor.

          E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes, operating costs, insurance and all obligations concerning the condition of the Premises.

          G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          H. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior Lease and such offer subject to withdrawal or nonacceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord and Tenant in writing and a fully executed copy delivered to both parties hereto.

          I. All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.


     25.  DELETED.


     26. BROKERAGE. Tenant warrants that it has had no dealings with any broker or agent other than Tracy Speake and Mark Whitaker, RFS Realty, LLC and ReMax Commercial and Industrial in connection with this Lease and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or negotiation thereof; Landlord shall pay all commissions due to the above-named brokers and hereby indemnifies Tenant against claims of any other brokers or agents arising in connection with this Lease.


     27. RENEWAL OPTION. Provided that Tenant is not then in default (uncured after notice as hereinabove required) of any of the terms and/or conditions of this Lease, Tenant shall have the option to renew its lease for one (1) five (5) year period on all the same terms and conditions of this Lease except that the base rent rate shall be $3.81 per square foot of space within the Premises per year, or Twenty Three Thousand Eight Hundred Twelve and No/100 ($23,812.00) per month under the same terms and conditions as this Lease. Tenant shall have the right to exercise its option effective on the day following the date on which the original term of this Lease expires, provided that irrevocable written notice is delivered to Landlord prior to April 1, 2006. In the event that irrevocable written notice of Tenant's renewal as described above is not delivered to Landlord by April 1, 2006, then this renewal option shall expire and the Tenant shall have no such option to renew.


     28. LANDLORD'S TITLE TO THE PREMISES. As an inducement by Landlord to Tenant to enter into this Lease, Landlord hereby represents and warrants to and agrees with Tenant that there are not now nor will there be on the Commencement Date any restrictions, easements, mortgages, liens, encumbrances or rights of third parties, including without limitation restrictions under applicable zoning ordinances, affecting the Premises, i) the building in which the Premises or the Real Estate other than those specifically listed in Schedule B of Landlord's policy of title insurance #113-00-987371 issued by Lawyers Title Insurance Corporation under date of 3/2/95 (the "Title Policy") and ii) as of the Commencement Date, the exceptions listed on the Title Policy and the applicable zoning laws for the Premises do not affect or restrict Tenant's intended use of the Premises as provided for in this Lease.

     29. SPECIAL STIPULATIONS. The Special Stipulations attached hereto as Exhibit "E" and incorporated into this Lease by reference shall govern and control in the event of any conflict between the foregoing provisions and those of any other exhibit to this Lease.


     IN WITNESS WHEREOF, the parties hereunto have executed this Lease Agreement on this the 15th day of November, 1996.


LANDLORD:                        TENANT:

SHELBY DISTRIBUTION PARK,        BROCKWAY STANDARD, INC.,
a Tennessee Joint Venture        a Delaware corporation

By: L. Russell                 By: Blair Schlossberg

Its: V.P FINANCE RFS, INC.     Its: SECRETARY

By:                            Witness: Julia Afflick

Its:

Witness:

                                  EXHIBIT "A"



Beginning at a point in the west line of Hickory Hill Road (106-foot ROW), said point being 594.26 feet north of the north line of Shelby Drive (117-foot ROW); thence southwardly on a bearing of South 02 degrees 03 minutes 16 seconds West a distance of 553.73 feet to a point of curvature; thence continuing along a curve to the right having a radius of 40.00 feet an arc distance of 63.36 feet to a point; thence westwardly on a bearing of North 87 degrees 11 minutes 07 seconds West a distance of 556.36 feet to a point; thence northwardly on a bearing of North 01 degree 42 minutes 23 seconds East a distance of 587.11 feet to a point; thence eastwardly on a bearing of South 87 degrees 52 minutes 24 seconds East a distance of 600.41 feet to the point of beginning.



                              [ATTACH FLOOR PLAN]


                                 EXHIBIT "A"

                             BRCKWAY STANDARD, INC

Premises -- Approximately 75,000 sq. ft. within a 165,000 sq. ft. building at
                            4561 Hickory Hill Road
                           Shelby County, Tennessee

                           [FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "B"

                     IMPROVEMENTS TO BE PERFORMED BY TENANT
                           AT LANDLORD'S SOLE EXPENSE

Notwithstanding anything in this Lease or the attached Special Stipulation to the contrary (including, without limitation, Section 7 of the Lease and Section 14(b) of the Special Stipulation), Tenant shall be entitled to make the below stated improvements and alterations to the Premises. Landlord hereby agrees that it shall pay Tenant four hundred ninety-seven thousand dollars ($497,000.00) within ten (10) days of complete execution of this Lease.

Office Finish:
-------------

1. Approximately 2,100 sq. ft. of standard office finish including nine (9) private offices, reception area, open area, breakroom and restrooms.

2.   Office lighting at 75 FC.

Warehouse Finish:
----------------

1. Approximately 1,400 sq. ft. of standard office finish including six (6) private offices, breakroom and restrooms.

2.   Metal halide lighting (400 watt), 25 FC minimum at 36" AFF.

3. Metal halide lighting (400 watt), 70 FC minimum at 36" AFF in the 50,000 sq. ft. production area.

4. Cambridge gas-fired blowers to provide an approximate 40 degree differential.

5.   Hose stations as required by Fire Department.

6.   Fire Department required smoke removal louvers and ventilation fans for six
     (6) air changes per hour.

7. All dock doors to have lights, seals, bollards, pit levelers (25,000 lb.) trailer restraints, electric doors and a canopy over the dock area.

8. 1,400 amps, 3-phase, 4 wire (tenant to contract with MLG&W for transformer placement).

9.   Paint all warehouse walls and roof deck white; columns yellow and white.

10.  ECCO - HTS Floor sealer (Tenant or equivalent).

11.  300 feet of angle iron safety guard to be installed along divider wall.

12. All other improvements or alterations reasonably necessary or desirable by Tenant that are made in connection with the work described in the
     Exhibit "B".
     ----------

Landlord shall at its own cost obtain a certificate of occupancy for Tenant's use of the Premises unless the applicable municipality refuses to issue such a certificate based on Tenant i) placing equipment, machinery, supplies or inventory into the Premises or ii) violating any law, rule or regulation of any governmental entity having authority over the Premises.

                                  EXHIBIT "C"

                             RULES AND REGULATIONS


The following are subject to change at the discretion of Landlord following notice to and reasonable approval by Tenant:


1. Tenant shall not permit any unreasonable quantities of smoke, dust, gas, heat, noise or other vibrations or odors to emanate from the Premises, nor take any other action which would constitute a public nuisance or would unreasonably disturb or endanger any other tenants of the building in which the Premises are situated or unreasonably interfere with their use of their respective premises.

2. Blocking of any of the parking drive or truck turn around area (unless exclusively used by Tenant) is prohibited.

3. Tenant shall not permit any dogs (excepting seeing-eye dogs), cats, pets or other animals to occupy the Premises.

4. Landlord and Tenant shall each obtain the other's prior approval of all contractors before the commencements of any work within the Premises, such approval not to be unreasonably withheld or delayed.

5. Tenant shall not display any signs, posters or literature of any description without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed.

6. Tenant to properly dispose of all garbage and to store garbage in containers acceptable to Landlord. Landlord to have the right to reasonably and promptly approve the location of any compactors, dumpsters or other equipment used in the disposal of trash.

                                  EXHIBIT "D"

                              SIGN SPECIFICATIONS


1. Non-illuminated signage shall be centered above the front entrance to the Premises, on the facia panel of the building. Landlord agrees to meet with Tenant, promptly following Tenant's request, to conduct a good faith discussion and attempt to remedy Tenant's concern that the common area exterior lighting proposed by Landlord may not be sufficient to provide adequate illumination of the entry identification signage and driveway of the building in which the Premises are located. Tenant agrees the cost of any additional lighting shall be at Tenant's sole cost and expense.

2. A scaled drawing of the proposed tenant signage must be presented to Landlord for approval prior to the manufacture and installation of the sign. Tenant shall be solely responsible for the cost of sign design, manufacture, and installation.

                                  EXHIBIT "E"

                    SPECIAL STIPULATIONS TO LEASE AGREEMENT
                     TO BROCKWAY STANDARD, INC., AS TENANT


          3. Notwithstanding the provisions of Section 3 of this Lease, if at any time Landlord believes that any activities of Tenant in the Premises will cause a material adverse effect on Landlord's insurance on the Premises, Landlord shall provide Tenant with thirty (30) days' prior notice of such belief and Tenant's specific activity involved, and Tenant shall not be deemed in default under this Lease as long as Tenant diligently undertakes to cure or cease any such activity within such period.

          4. No Operating Costs payable by Tenant shall include any executive salaries, interest, payments due under note, mortgage or other security instrument or encumbrance securing the building in which the Premises are located or under any underlying superior lease or any expenses of a capital nature. Tenant shall have the right to examine and audit Landlord's books and records with regard to all Operating Costs at Tenant's request. Landlord shall promptly reimburse Tenant in cash for any overcharge and overpayment revealed by such audit and, if such overcharge exceeds three percent (3%) of the actual amount of the Operating Costs which should have been charged to Tenant, Landlord shall also promptly reimburse Tenant for the reasonable cost of Tenant's audit.

          5. Notwithstanding the provisions of Section 9 of this Lease, Landlord shall not be entitled to enter the Premises for inspection or any other purpose without at least one (1) days' prior written notice to Tenant, except in the event of legitimate emergency. Landlord shall not allow any such inspection or entry to disrupt or disturb Tenant's normal conduct of its business within the Premises.

          6. In further connection with the provisions of Section 10 of this Lease, Landlord hereby warrants to Tenant that the utility lines serving the Premises shall supply a sufficient capacity of electricity, gas and water to meet the needs of Tenant in the operation of its business in the Premises, provided, Tenant does not materially increase its currently represented capacity needs for such items.

          7. Notwithstanding the provisions of Section 11 of this Lease, Tenant shall have the right to assign its right, title and interest under this Lease or to enter into a sublease of all or a portion of the Premises, without the prior consent of the Landlord, if such assignment or sublease is made to a corporation under common control with Tenant or to a subsidiary or successor to Tenant by corporate merger or by change of corporate name, whether by transfer of a majority interest of stock, merger or dissolution, or is made in connection with an asset purchase to which Tenant is a party. In the event of any such assignment or subleasing the original Tenant under this Lease shall remain liable to Landlord under the terms of this Lease unless released in writing by Landlord. Any such assignee shall be required to agree to assume this Lease prior to any such assignment.

          8. Notwithstanding any provisions of Section 14 of this Lease, in the event the Premises are taken or damaged by condemnation to the extent that the Premises are reduced in size by twenty-five percent (25%) or more, Tenant shall have the right to terminate this Lease by written notice to Landlord. If Tenant elects not to so terminate this Lease or if less than twenty-five percent (25%) of the Premises are damaged, Landlord shall promptly repair and restore the Premises at Landlord's expense to at least as good a condition as existed prior to such damage, and all rental under this Lease shall be equitably reduced based on both the square footage and the degree of use lost to Tenant by such reduction in size of the Premises.

          9.  No default will be deemed to have occurred pursuant to subsections
(b), (c) and (d) of Section 17 of this Lease if Tenant in good faith commences to cure any default referred to in such subsections within thirty (30) business days after Tenant's receipt of written notice from Landlord. Notwithstanding the provisions of subsections (e) of said Section 17 of this Lease, Tenant shall not be deemed to have deserted or vacated the Premises unless Tenant is otherwise in default under this Lease and permanently vacates the Premises.

          10. Notwithstanding the provisions of Section 18 of this Lease, Tenant shall be entitled to two (2) late payments of rental in each lease year during the term of this Lease before being required to pay any late charge, penalty or interest thereon; provided that the foregoing exception shall not apply to any payment made more than seven (7) days after the due date thereof.

          11. In connection with the provisions of Section 20 of this Lease, Landlord hereby agrees to obtain and provide to Tenant prior to the date of Tenant's execution of this Lease a non-disturbance agreement from the holder of any and all mortgages or other security instruments secured by the Premises or the building in which the Premises are located or the land upon which the said building is located and from all lessors under any ground lease or other lease which is superior to this Lease, under which non-disturbance agreement the holders of such mortgages or other security instruments and the lessors under such superior leases shall agree that, so long as Tenant complies with all the terms and conditions of this Lease, neither a foreclosure under any such mortgage nor a termination of such superior lease shall adversely affect Tenant's right to continue in possession of the Premises under all the terms, conditions and provisions of this Lease. Any such statement from the lessors under a superior lease shall also certify to Tenant that the provisions of such superior lease are in full force and effect without default on the part of Landlord and that the provisions of this Lease do not create any default thereunder. Any future subordination or attornment agreement which Tenant is requested to execute shall contain or be accompanied by such a non-disturbance agreement from the mortgagee in favor of Tenant.

          12. Landlord hereby agrees with Tenant that, at any time that Landlord is required to or has the right to give consent or approval or that Landlord has the right to make any judgment affecting the rights of Tenant under this Lease or under the Rules and Regulations attached to this Lease or as hereafter promulgated, no such approval or consent shall be unreasonably withheld or delayed, and all such judgments required of Landlord or its agents shall be made both reasonably and with reasonable promptness. Where any provisions contained in the Rules and Regulations set forth on Exhibit "C" of this Lease are in conflict with any provision of this Lease, the provisions of this Lease shall be controlling. Where Landlord is entitled under any provision of this Lease to make any payment on behalf of or reimbursable by Tenant, including without limitation the payment of any expenses, costs or fees whatsoever, all such payments, expenses costs and fees shall be reasonable in amount and shall be contracted for and paid by Landlord in a commercially reasonable manner.

          13. If Landlord shall fail to keep or perform any of its obligations under this Lease in respect to the making of any payment to Tenant (including, without limitation, the payment for any improvements referred to in Exhibit "B" hereof) or the performance by Landlord of any other obligation on its part to be performed under this Lease, then (i) either in the event of an emergency or (ii) if Landlord does not begin the performance of such obligation within five (5) business days after receipt by Landlord of a written notice from Tenant specifying such failure and thereafter diligently pursue such performance to completion, Tenant shall have the right to (but shall not be obligated to do so) to perform such obligation, and all reasonable and actual costs of such performance so paid by Tenant, including all reasonable and actual necessary and incidental costs and reasonable and actual attorneys' fees, together with interest thereon at the then-current prime rate per annum from the date such cost is incurred, shall be paid by Landlord to Tenant within thirty (30) days after demand, and if not so paid by Landlord, Tenant shall have the right and option to offset the cost of such cure against the next-arising installment(s) of monthly rental and any other amounts due from Tenant under this Lease until all such costs are reimbursed to Tenant. If Tenant offsets any monies and i) Landlord contests Tenant's right to do so under this Special Stipulation 13, and
ii) prevails on the merits in any such contest, Tenant shall pay in addition to all monies improperly offset, interest on all monies improperly offset, from the date of offset, at the default rate provided for in this Lease.

          14. Landlord and Tenant hereby agree that, anything hereinabove provided under this Lease to the contrary notwithstanding:

               (a) Any utilities provided to the Premises by Landlord, if billable to the Premises under the terms of the Lease, shall be provided at the same rate at which Landlord purchases the same from the utilities supplier.

               (b) At Tenant's expense Tenant shall have the right, but not the obligation, to make additional improvements to the Premises without Landlord's consent so long as the cost of such improvements does not exceed $25,000 and so long as such improvements do not reduce the value of the Premises and are in compliance with all applicable codes.
                                   **   **   **

                                  EXHIBIT "F"

                                   SITE PLAN

                           [SITE PLAN APPEARS HERE]


                                                  EXHIBIT F
                                                  BUILDING 6
                                                  SHELBY DISTRIBUTION PARK
                                                  HICKORY HILL @ SHELBY DRIVE
                                                  MEMPUIS, TENNESSEE

                     STATEMENT OF TENANT:  ESTOPPEL LETTER


                                                            ______________, 19__


Subject:  Lease, Dated         , 19__, For Premises at      , Memphis,Tennessee.

     It is our understanding that you intend to consummate certain transactions concerning the subject premises, and as a condition precedent thereof each of you have required and are relying upon this certification by the undersigned.

     The undersigned as Tenant under that certain Lease made and entered into
between                 , as Landlord, and the undersigned, as Tenant, hereby
ratifies the said Lease and acknowledges and certifies that the undersigned has entered into occupancy of the Leased Premises described in said Lease on _________, 1996; and it terminates as of____ ___, 2006. It is further acknowledged and certified that said lease is in full force and effect, and, has not since the date thereof been assigned, modified, supplemented or amended in any way, and that the same represents the entire agreement between the parties; that all conditions under said Lease to be performed by Landlord have been
satisfied (including payment of Tenant Allowance, if any) other than:      , and
on this date there are no existing defenses or offsets which the undersigned has
against the enforcement of said Lease by Landlord other than:        ; that no
rental or payment has been paid in advance other than the security deposit (if any) stated in said Lease, and that the Floor Area of the Leased Premises is square feet.


Very truly yours,


Co-Addressee:

                              AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE is made and entered into effective as of the 28th day of December, 1996, by and between SHELBY DISTRIBUTION PARK (herein called "Landlord"), and BROCKWAY STANDARD, INC. (herein called "Tenant").

                             W I T N E S S E T H:

     WHEREAS, Landlord is the owner of certain real property and improvements consisting of an approximately 165,000 square foot industrial building situated in the County of Shelby, State of Tennessee, and more particularly described in Exhibit "A" attached hereto (the "Property"); and

     WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated November 15, 1996 (herein referred to as the "Sublease") by which Landlord has demised approximately 75,000 square feet of the Property to Tenant (the "Premises"); and

     WHEREAS, Landlord has, effective this date, by special Warranty Deed conveyed the Property to The Industrial Development Board of the City of Memphis and County of Shelby, Tennessee, a Tennessee public not-for-profit corporation (the "IDB"), and the IDB has, in turn, leased the Property back to Landlord, pursuant to that certain Real Property Lease Agreement (the "PILOT Lease") effective this date, by and between the IDB, as Lessor, and Landlord, as Lessee; and

     WHEREAS, Landlord and Tenant desire to enter into this Amendment to Lease to confirm the demise of the Premises to Tenant as a sublease, subject to all of the rents, terms and conditions of the PILOT Lease and to further amend the Sublease as hereinafter set forth.

     NOW, THEREFORE, the Parties hereby agree as follows:

     1.   Confirmation of Sublease.  Landlord and Tenant hereby confirm that,
          ------------------------
          except as amended by this instrument, the Lease Agreement (hereinafter referred to as the "Sublease") between them dated November 15, 1996, shall continue in full force and effect as a sublease, subject to all terms and provisions of the PILOT Lease.

     2.   Amendment of Sublease.  The Sublease is hereby amended by adding the
          ---------------------
          following provisions.

     3.   Additional Obligations.  The Sublease is hereby amended to provide
          ----------------------
          that, in addition to the rents and obligations set forth therein, the Tenant shall also assume all of the rents and obligations of the Landlord in its capacity as a Lessee under the terms of the PILOT Lease without diminishing the other rental obligations in the Sublease, except that for so long as the PILOT lease is in effect the Tenant shall not assume any such obligations of the Landlord in its capacity as a Lessee under the terms of the PILOT Lease which are the obligations of Landlord under the Sublease. Subject to the provisions in the preceding sentence, assumed obligations shall include, but are not limited to: (a) the payment of all Base Rent, (b) Payment of all ad valorem taxes and payments in lieu of taxes arising after December 1, 1996, (c) payment of all costs and expenses described in
          Article VI of the PILOT Lease and required under the

     PILOT Lease to exercise the option to purchase contained in the PILOT Lease (including the Option Price of One Thousand Dollars, and recording expenses for a quit claim deed and reasonable attorney's fees for review of documentation in connection with such purchase option), and (d) prompt payment of all indemnification and reimbursement due from the Landlord to IDB under the PILOT Lease, including but not limited to Sections 5.03, 6.01, 6.02 and 13.06 except to the extent the same are attributable solely to the acts or omissions of the Landlord. Such assumed obligations hereunder shall be subject to the following provisions:

     (i) The PILOT Lease obligations so assumed by the Tenant shall be in the nature of additional rent under the Sublease, payable as the same become due under the PILOT Lease, and discharged by direct remittance to or performance for the benefit of the IDB or paid to Landlord if Landlord elects to make such payments. The obligations so assumed by the Tenant shall be payable by the Tenant even if they arise prior to the Commencement Date of the PILOT Lease or the end of any rental abatement period contained in the Sublease.

     (ii) Such assumed obligations shall not abate, notwithstanding the terms of the Sublease with respect to Base Rent, unless (and only to the extent) that an abatement is expressly provided under the terms of the PILOT Lease.

               (iii) Tenant shall at no time during the term of the PILOT Lease take any action, or omit to take any action, which would cause the Project to not constitute a "Project" within the meaning of Section 7-53-101 of the Tennessee Code Annotated.

               (iv)   (a)   That if a lease of any remaining portion of the
                            building in which the Premises are located becomes part of the PILOT Program, that any of said costs shall be allocated between Tenant and any other tenant(s) which are part of the PILOT Program, based on each tenant's pro rata share of the total space subject to the PILOT Program;

                      (b) Tenant shall not be responsible for any fines, penalties, interest, late charges or similar charges resulting from Landlord's failure to make said payments when required under the PILOT Lease so long as Tenant has timely advanced funds for payment of same after written request from Landlord. Tenant shall also reimburse Landlord for, and indemnify Landlord against, any and all liabilities, charges, fees, costs and expenses required to be paid by Landlord to IDB pursuant to any indemnification by Landlord of IDB under the PILOT Lease which are the result of the acts or omissions of Tenant.

     4.   Landlord Obligations.  Landlord shall be responsible for (i) through
          --------------------
          (iii) below: (i) Landlord shall be required to execute such documents (with such reasonable assurances and indemnities required of the Tenant), respond to notices and notify the Tenant, or take such other ministerial acts as may be required to maintain the PILOT Lease (except as provided herein), all at the Tenant's cost and expense and Landlord shall take no action, or refrain from taking any action, which will terminate or void the PILOT Lease unless the Tenant has so requested or an event of default by Tenant has occurred under the Sublease after the expiration of all notice and cure periods provided for therein and (ii) Landlord shall take no action, or refrain from taking any action, which will result in an Event of Default (as defined in the PILOT Lease) under the PILOT Lease; and (iii) Landlord shall forward to Tenant, within seven (7) business days of receipt by Landlord, copies of all notices received by Landlord under the PILOT Lease. Moreover, Landlord shall at all times remain, and be responsible and fully liable for, any and all claims, damages, expenses, liabilities and demands resulting from Landlord's gross negligence or intentional misconduct and nothing contained in the PILOT Lease, Sublease or this Amendment shall in any way release Landlord from, or limit Landlord's liability for any liability resulting from Landlord's gross negligence or intentional misconduct.

     5.   Indemnification.  In addition to the obligations of Tenant set forth
          ---------------
          elsewhere in this Sublease, Tenant hereby agrees to indemnify the Landlord for

          Landlord's reasonable and actual out of pocket expenses paid by Landlord to third party (i) for the review and execution of the PILOT Lease and its operation including, without limitation, Landlord's own counsel's actual and reasonable charges for the preparation of this Amendment to this Lease, review of the PILOT Lease and review and approval of the Landlord's role in the application and approval of the PILOT Program for the Premises, such counsel fees not to exceed $5,000.00, and (ii) for counsel and attorney's fees subsequent to entry into the PILOT Lease for interpretation or enforceability (or both) of the Tenant's and Landlord's respective obligations and rights under this Sublease to the extent of its effects on the PILOT Lease; Tenant not being liable for the consequences of interpretation or enforcement of another sublease under a PILOT Program.

     6.   Tenant's Obligation to Monitor Option Dates. The Tenant shall
          -------------------------------------------
          undertake full and sole responsibility to monitor the termination date of the PILOT Lease and shall give notice to the Landlord in a timely fashion to allow the Landlord to take necessary steps for the exercise of the option.

     7. Either party may record a memorandum of the Lease/Sublease and the other party will cooperate to effect such a recordable instrument.

     8. Upon a termination of the PILOT Lease and Landlord's re-acquisition of title to the property, the Sublease shall become a prime lease between Landlord and Tenant, binding upon the parties in accordance with its terms and that the parties shall execute any documents necessary to confirm the status of the Lease.

     9. At present the Property is not encumbered by a deed of trust, the lien of a deed of trust or any other security interest.

                                   END PAGE

     IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this Amendment to Lease as of the day and year first above written.


                                        SHELBY DISTRIBUTION PARK,
                                        a Tennessee Joint Venture

                                        BY:SHELBY DISTRIBUTION PARTNERS, L.P.,
                                        A Tennessee limited partnership

                                        By: RFS, INC., the sole general partner

                                        By: /s/ L Russell
                                           -------------------------------------
                                             Vice-President

                                        BROCKWAY STANDARD, INC.

                                        By:_____________________________________
                                             President